Exhibit 10

                         Consent of Price Waterhouse LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in each Prospectus constituting part of the WRL Freedom Equity Protector Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 (the "Registration Statement") of our report dated January 31, 1997, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Life Account, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in each Prospectus.

PRICE WATERHOUSE LLP

Kansas City, Missouri
December 19, 1997